UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing Thirty-five (35) Ordinary Shares, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2026, Quoin Pharmaceuticals Ltd. (the “Company” or “Quoin”) entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”), pursuant to which the Company may sell, from time to time, American Depositary Shares (“ADSs”), each representing 35 of the Company’s ordinary shares, no par value (“Ordinary Shares”), through Leerink Partners, acting as agent. The sales, if any, of ADSs made under the Sales Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on Nasdaq or any other trading market for the Company’s ADSs.

Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use its commercially reasonable efforts consistent with its normal trading and sales practices to place all of the ADSs requested to be sold by the Company. Under the Sales Agreement, the Leerink Partners will be entitled to compensation of 3.0% of the gross sale proceeds of all ADSs sold through it pursuant to the Sales Agreement.

Leerink Partners or the Company may suspend the offering of the ADSs being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and the Company each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement at each party’s sole discretion at any time.

The Sales Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to provide indemnification and contribution to the Sales Agent against certain liabilities, including under the Securities Act and the Securities Exchange Act of 1934, as amended.

Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for the Company for which services they have received, and may in the future receive, customary fees.

The ADSs will be offered and sold pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-299668) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on October 28, 2026 and declared effective on November 4, 2026, a base prospectus, dated November 4, 2026, included as part of the Registration Statement, and a prospectus supplement, dated November 4, 2026, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A legal opinion of Meitar | Law Offices, Givatayim, Israel, the Company’s Israeli counsel relating to the validity of the Ordinary Shares represented by the ADSs to be sold pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy ADSs, nor shall there be any offer, solicitation, or sale of the ADSs in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished, as applicable, with this Report:

Exhibit Number	Description

1.1	Sale Agreement, dated November 4, 2026, by and between Quoin Pharmaceuticals Ltd. and Leerink Partners LLC
5.1	Legal Opinion of Meitar | Law Offices, Israeli legal counsel to Quoin Pharmaceuticals Ltd.
23.1	Consent of Meitar | Law Offices, Israeli legal counsel to Quoin Pharmaceuticals Ltd. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 4, 2026	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer